THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Cooper Companies, Inc. (the “Company”) hereby certifies that:

(i) To his knowledge, the accompanying Annual Report on Form 10-K of the Company for the annual period ended October 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) To his knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 14, 2005	/s/ Robert S. Weiss
Robert S. Weiss
Executive Vice President and Chief Financial Officer